Exhibit 99.1

MESABI TRUST PRESS RELEASE

New York, New York

April 15, 2010

The Trustees of Mesabi Trust (NYSE: MSB) declared a distribution of twelve and one-half cents ($0.125) per Unit of Beneficial Interest payable on May 20, 2010 to Mesabi Trust Unitholders of record at the close of business on April 30, 2010.  This compares to a distribution of thirty-eight cents ($0.38) per Unit for the same period last year.

The total royalty amount credited to the Mesabi Trust for the three months ended March 31, 2010 is approximately $1.9 million (which includes the fee royalty expected to be received by the Mesabi Land Trust).  However, Mesabi Trust will only receive a minimum advance royalty payment of $203,432 (which represents one quarter of the annual minimum royalty payment for 2010 of $813,729) because the royalty income payable to Mesabi Trust was reduced by Northshore Mining Company (“Northshore”), the lessee/operator of Mesabi Trust lands, as a result of approximately $2.8 million of negative pricing adjustments.  After Northshore offset $1.77 million of royalties credited to Mesabi Trust (which offset did not include the fee royalty expected to be received by the Mesabi Land Trust) against the $2.8 million of negative pricing adjustments, Mesabi Trust was notified that the remaining approximately $1.1 million of negative price adjustments would be offset against future royalties payable to Mesabi Trust by Northshore.  Even though the royalty payment credited to Mesabi Trust was eliminated (with the exception of the minimum advance royalty and the fee royalty payable to the Mesabi Land Trust) due to negative pricing adjustments, the Trustees decided to distribute a portion of Mesabi Trust’s cash reserve.  The receipt of the minimum advance royalty from Northshore together with a distribution from Mesabi Trust’s cash reserve will result in a total distribution to Mesabi Trust’s Unitholders of $1,640,001, or $0.125 per unit.  In making the decision to pay a royalty from Mesabi Trust’s cash reserve, the Trustees considered the amount of royalty income that was offset due to negative pricing adjustments, as well as the need to maintain adequate reserves to cover Mesabi Trust’s present and future liabilities.

Mesabi Trust receives royalties based on the volume of shipments and the selling prices of iron ore pellets shipped by Northshore.  Shipments credited to Mesabi Trust during first calendar quarter of 2010 increased to 463,093 tons from less than 10,000 tons in the first quarter of 2009.  The decrease in the distribution with respect to shipments during the three months ended March 31, 2010, as compared to the same quarter last year, is primarily due to adjustments to the royalty payments received by Mesabi Trust for past shipments of iron ore pellets by Northshore during prior years.  For the three months ended March 31, 2009, Mesabi Trust received a payment of approximately $4.6 million representing positive price adjustments for 2008 shipments and sales by Northshore that were based on estimated 2008 pricing, which was subject to adjustments in the future.  Because of declines in the price adjustment mechanisms under long-term sales contracts among Northshore, Northshore’s parent Cliffs Natural Resources Inc. (“Cliffs”) and certain of their customers (the “Cliffs Pellet Agreements”), Northshore charged Mesabi Trust a $2.8 million negative price adjustment with respect to shipments and sales by Northshore based on estimated 2008 pricing.  As mentioned above, $1.1 million of the $2.8 million of negative price adjustments will be carried forward to subsequent quarters until there are sufficient positive royalty payments to fully offset the remaining $1.1 million of negative price adjustments.

As previously disclosed, the pricing adjustments discussed above were made in accordance with the Cliffs Pellet Agreements.  The prices under the Cliffs Pellet Agreements are subject to interim and final pricing adjustments, dependent in part on multiple price and inflation index factors that are not known until after the end of a contract year. This can result in significant and frequent variations in royalties received by Mesabi Trust (and in turn the resulting amount available for distribution to Unitholders by Mesabi Trust) from quarter to quarter and on a comparative historical basis. As described above, the royalty payment attributable to the first calendar quarter of 2010 (and thus the distribution announced today) was decreased due to substantial negative adjustments to royalty payments previously received by Mesabi Trust due to changes in the estimated selling prices of iron ore pellets under the Cliffs Pellet Agreements and Northshore’s previous pricing estimates on shipments attributed to Mesabi Trust.  Royalty payments received by Mesabi Trust in prior years will continue to reflect estimated prices for shipments of iron ore products that may be subject to further adjustment (upward or downward) in accordance with the Cliffs Pellet Agreements.  Cliffs has not provided the Mesabi Trustees with any projections about possible pricing (and resulting royalty) adjustments that might impact future distributions, although Cliffs did indicate that the royalty payments being reported today are based on estimated iron ore pellet prices under the Cliffs Pellet Agreements that are subject to change in the future.  It is possible that future negative price adjustments could offset, or even eliminate, royalties or royalty income that would otherwise be payable to Mesabi Trust in any particular quarter, or at year end, thereby potentially reducing or even eliminating cash available for distribution to Mesabi Trust’s Unitholders in future quarters.

The royalties paid to Mesabi Trust are based on the volume of shipments of iron ore pellets for the quarter and the year to date, the pricing of the iron ore product sales, and the percentage of iron ore pellet shipments from Mesabi Trust lands rather than from other lands. The volume of shipments of iron ore pellets by Northshore varies from quarter to quarter and year to year based on a number of factors, including weather conditions on the Great Lakes, the requested delivery schedules of customers and general economic conditions in the iron ore industry.  The royalties paid to Mesabi Trust are dependent on the volume of shipments of iron ore pellets for the quarter and the year to date, the pricing of the iron ore product sales and the percentage of iron ore pellet shipments from Mesabi Trust lands rather than from other lands. The volume of actual shipments of iron ore products in any particular quarter is not necessarily indicative of the level of shipments in subsequent quarters. Northshore has not provided the Mesabi Trustees with a forecast of the volume of shipments of iron ore pellets in calendar 2010.

This press release contains certain forward-looking statements with respect to iron ore pellet production, iron ore pricing and adjustments to pricing, shipments by Northshore in 2010, royalty (including bonus royalty) amounts, and other matters, which statements are intended to be made under the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended.  Actual production, prices (and price adjustments) and shipments of iron ore pellets, as well as actual royalty levels (including bonus royalties) could differ materially from current expectations due to inherent risks such as general and industry economic trends, uncertainties arising from war, terrorist events and other global events, higher or lower customer demand for steel and iron ore, environmental compliance uncertainties, higher imports of steel and iron ore substitutes, processing difficulties, consolidation and restructuring in the domestic steel market, indexing features in Cliffs Pellet Agreements resulting in adjustments to royalties payable to Mesabi Trust and other factors.  Further, substantial portions of royalties earned by Mesabi Trust are based on estimated prices that are subject to interim and final adjustments, which can be positive or negative, and are dependent in part on multiple price and inflation index factors under agreements to which Mesabi Trust is not a party and that are not known until after the end of a contract year.  Although the Mesabi Trustees believe that any such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties, which could cause actual results to differ materially.

Contact:                                                   Mesabi Trust SHR Unit

Deutsche Bank Trust Company Americas

615-835-2749